                                                      Registration No. 333-72191
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                      -----------------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                PIERCE LEAHY CORP.
                     -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Pennsylvania                                   23-2588479
     -------------------------------              ---------------------------
    (State or other jurisdiction of                     (I.R.S. employer
    incorporation or organization)                     identification number)


                                631 Park Avenue
                     King of Prussia, Pennsylvania  19406
                                (610) 992-8200
        ---------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Douglas B. Huntley
                            Chief Financial Officer
                               Pierce Leahy Corp.
                                631 Park Avenue
                      King of Prussia, Pennsylvania  19406
                               (610) 992-8200
        ---------------------------------------------------------------
        (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                with a copy to:

                                Richard J. Busis
                               Cozen and O'Connor
                               1900 Market Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 665-2000
                 --------------------------------------------

          Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement.

          If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. [ ] _________

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                      Proposed
                                      Maximum          Proposed
    Title of                         Aggregate          Maximum
   Securities          Amount         Offering         Aggregate          Amount Of
      To Be             To Be        Price Per         Offering         Registration
   Registered       Registered(1)     Share(1)         Price(1)            Fee(1)
------------------------------------------------------------------------------------------
Common Stock,          589,571        $24.625      $14,518,185.87         $4,036.06(2)
$.01 par value
=========================================================================================

(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices reported on the New York Stock Exchange of the Registrant's Common Stock on February 9, 1999.

(2)  Previously Paid.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, Commonwealth of Pennsylvania on February 19, 1999

                              PIERCE LEAHY CORP.


                              By: /s/ J. Peter Pierce
                                  -----------------------------------------
                                  J. Peter Pierce, President and
                                  Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this amendment to its registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                           Title                        Date
---------                           -----                        ----

*                           Chairman of the Board of      February 19, 1999
----------------------               Directors
Leo W. Pierce, Sr.


/s/ J. Peter Pierce         President, Chief Executive    February 19, 1999
----------------------          Officer and Director
J. Peter Pierce             (Principal Executive Officer)


 *                          Vice President, Chief         February 19, 1999
----------------------        Financial Officer
Douglas B. Huntley            and Director
                              (Principal Financial
                              Accounting Officer)


 *                          Director                      February 19, 1999
----------------------
Alan B. Campell

                            Director                      February , 1999
----------------------
Delbert S. Conner

 *                          Director                      February 19, 1999
----------------------
Thomas A. Decker

    *                       Director                      February 19, 1999
 ---------------------
J. Anthony Hayden



*By: /s/ J. Peter Pierce
     ---------------------------------------
     Attorney-in-fact pursuant to the powers
     of attorney previously filed as part of
     this Registration Statement